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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Advance Floor Decorators, Inc., a Michigan corporation
Bailey & Roberts CarpetMax of Tennessee, Inc., a Tennessee corporation CarpetMAX, L.P., a Georgia limited partnership
C&S Textiles, Inc., an Idaho corporation
CarpetMAX Retail Stores, Inc., a Delaware corporation
CarpetMAX of Utah, Inc., a Utah corporation
CarpetsPlus of America, Inc., a Georgia corporation
Colorado Carpet & Rugs, Inc., a Colorado corporation
Everythingdecor, Inc., a Georgia corporation
Floor Service Distributors, Inc., a Georgia corporation
4 Floors, Inc., an Ohio corporation
GCO Carpet Outlet, Inc., an Alabama corporation
GCO, Inc., a Nevada corporation
Investor Management, Inc., an Alabama corporation
Karen's, Inc., a Michigan corporation
Manasota Carpet, Inc. a Florida corporation
Maxim Equipment Leasing Company, Inc., a Georgia corporation
Maxim Industries, Inc., a Delaware corporation
Maxim Retail Group, Inc., a Georgia corporation
Maxim Retail Stores, Inc., a Georgia corporation
Tri-R of Orlando, Inc., a Georgia corporation
Wadsworth & Owens Decorating Center, Inc., a Florida corporation